SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2004

Middlefield Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio	000-32561	34-1585111

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification number)

15985 East High Street, Middlefield, Ohio	44062-0035

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 632-1666

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

     Effective April 12, 2004, Middlefield Banc Corp. has appointed American Stock Transfer & Trust Company as its new stock transfer agent. American Stock Transfer & Trust Company, headquartered at 59 Maiden Lane, Plaza Level, New York, New York 10038, replaces The Middlefield Banking Company and is not affiliated with Middlefield Banc Corp. in any way.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Middlefield Banc Corp.

Dated: April 12, 2004	By:	/s/ Thomas G. Caldwell

Thomas G. Caldwell
	Its:	President and Chief Executive Officer